Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (no. 333-262748) on amendment no. 3 to Form S-3 of our report dated  March 31, 2022 relating to the financial statements of NextPlat Corp. and subsidiaries (collectively, the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, New York

May 25, 2022